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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                  ------------

       Date of Report (Date of earliest event reported): August 28, 1998


                          SMARTALK TELESERVICES, INC.
             (Exact name of registrant as specified in its charter)

        CALIFORNIA                        0-21579                95-4502740
(State or Other Jurisdiction             (Commission           (I.R.S. Employer
     of Incorporation)                  File Number)         Identification No.)

5080 TUTTLE CROSSING BOULEVARD                                    43016-3566
       DUBLIN, OHIO                                               (Zip Code)
  (Address of Principal
    Executive Offices)


       Registrant's telephone number, including area code: (614) 789-8500

                                   No Change
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

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Item 5. Other Events.

          On August 28, 1998, SmarTalk TeleServices, Inc., a California corporation ("SmarTalk"), and Fletcher International Limited, a company organized under the laws of the Cayman Islands ("Fletcher"), agreed to amend the Subscription Agreement, dated as of July 8, 1998 (the "Subscription Agreement"), between Fletcher and SmarTalk pursuant to which SmarTalk received a $30 million equity investment from Fletcher. Capitalized terms used without definition herein have the respective meanings set forth in the Subscription Agreement.

          Pursuant to the amended Subscription Agreement (the "Amendment"), Fletcher agreed not to exercise its Initial Investment Right until March 1, 1999 and was granted an extension of the term of the Initial Investment Right to two years. In addition, pursuant to the Amendment, the term of the Adjustment Period was amended to run from April 1, 1999 to June 30, 1999, and the total amount of any possible adjustment, pursuant to the Adjustment Period, was increased to $18.5 million.

          The Amendment also modified certain other provisions contained in the Subscription Agreement. The foregoing description is only a summary and is qualified in its entirety by reference to the Amendment attached to this Current Report as exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  EXHIBITS:

     99.1 Subscription Agreement Amendment, dated as of August 28, 1998, between SmarTalk TeleServices, Inc. and Fletcher International Limited.











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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SMARTALK TELESERVICES, INC.
                                        (Registrant)

Date: September 11, 1998                /s/ THADDEUS BEREDAY
                                        --------------------------------
                                        (Signature)

                                        Thaddeus Bereday
                                        Vice President & General Counsel


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                                 EXHIBIT INDEX


EXHIBIT NO.             DESCRIPTION
-----------             -----------
    99.1                Subscription Agreement Amendment, dated as of
                        August 28, 1998, between SmarTalk TeleServices, Inc.
                        and Fletcher International Limited.

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